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                                                                    Exhibit 21.1
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                        SUBSIDIARIES OF THE REGISTRANT
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1.   Pharmaceutical Research Associates, Inc. ("Associates") is a wholly owned subsidiary of Registrant and is incorporated under the laws of the Commonwealth of Virginia.

2. International Medical Technical Consultants, Inc. ("IMTCI") is a wholly owned subsidiary of Registrant and is incorporated under the laws of the State of Kansas.

3. The Crucible Group, Inc. is a wholly owned subsidiary of IMTCI and is incorporated under the laws of the State of Georgia.

4. Pharmaceutical Research Associates, GmbH is a wholly owned subsidiary of Associates and is incorporated under the laws of Germany.

5. Pharm. Research Associates (UK) Limited is a wholly owned subsidiary of Associates and is incorporated under the laws of the United Kingdom.

6. IMTCI (UK) Limited is a wholly owned subsidiary of IMTCI and is incorporated under the laws of the United Kingdom.